UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 1st Avenue Suite 330 PMB 88154
Seattle, Washington		98104-2246
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 Par Value; Warrants, exercisable for shares of common stock at an exercise price of $230.00 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations

The information disclosed under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08 to the extent required.

Item 8.01. Other Events.

Postponement of 2025 Annual Meeting of Stockholders and Record Date

As previously announced, on March 10, 2025, the Board of Directors of Leafly Holdings, Inc. (the “Company”) resolved that the Company expected to hold its annual meeting of stockholders on May 28, 2025 and hold the meeting virtually at a time to be determined. The record date and the time, and definitive date of the 2025 annual meeting of stockholders were to be announced in due course. On May 6, 2025, the Board of Directors resolved to postpone the annual meeting to June 11, 2025 and set a record date effective May 9, 2025. This postponement will not impact the deadline for submission of director nominees or the bringing of other business before the annual meeting, which was March 24, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	May 9, 2025	By:	/s/ Yoko Miyashita
Yoko Miyashita Chief Executive Officer